EXHIBIT 99.1
FOR  IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS FOURTH QUARTER AND RECORD RESULTS FOR FISCAL YEAR 2013

Thirteenth Consecutive Quarter of Year-Over-Year Growth in Total Revenues and Adjusted EBITDA

PASADENA, CA – September 9, 2013 – General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, modular space and liquid containment industries (the “Company”), today announced its consolidated financial results for the fourth quarter and the fiscal year ended June 30, 2013. The consolidated results include majority-owned Royal Wolf Holdings Limited (“Royal Wolf”), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (“Pac-Van”), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (“Southern Frac”), a domestic manufacturer of portable liquid storage tank containers.

Fourth Quarter 2013 Highlights
•	Total revenues were $65.0 million, an increase of 18% over the fourth quarter of fiscal year 2012, and included revenues of $6.1 million at Southern Frac, which was acquired on October 1, 2012.
•	Leasing revenues comprised 52% of total non-manufacturing revenues versus 48% for the fourth quarter of fiscal year 2012.
•	Adjusted EBITDA was $13.0 million, an increase of 10% over the fourth quarter of fiscal year 2012.
•	Adjusted EBITDA margin was 20%, compared to 21% in the fourth quarter of fiscal year 2012.
•	Net income attributable to common shareholders was $0.2 million, or $0.01 per share, which was comparable to the fourth quarter of fiscal year 2012.
•	Average fleet unit utilization at Royal Wolf was 79%.
•	Average fleet unit utilization at Pac-Van was 75%.
•	Raised $40 million in gross proceeds from a perpetual preferred stock offering.
•	Raised $8 million from exercise of warrants.

Fiscal Year 2013 Highlights
•	Total revenues were $245.5 million, an increase of 16% over fiscal year 2012, and included $19.1 million in revenues at Southern Frac.
•	Leasing revenues comprised 55% of total non-manufacturing revenues versus 49% for fiscal year 2012.
•	Adjusted EBITDA was $53.0 million, an increase of 15% over fiscal year 2012.
•	Net income attributable to common shareholders was $3.5 million, or $0.16 per share, compared to $2.4 million, or $0.11 per share, for fiscal year 2012, an increase of over 45%.
•	Lease fleet totaled 54,259 units at year end, an increase of 11% from 48,888 units at June 30, 2012.
•	Average fleet unit utilization at Royal Wolf was 82%.
•	Average fleet unit utilization at Pac-Van was 76%.
•	Completed six tuck-in acquisitions.

Management Commentary

"We are pleased with the continued operating momentum we experienced in fiscal year 2013 which led to the best annual performance in our history,” said Ronald Valenta, President and Chief Executive Officer of General Finance Corporation. “Both Royal Wolf and Pac-Van delivered improved financial results, with 19% annual increases in leasing revenues at each company, driven by larger numbers of units on lease and generally improved lease rates. Southern Frac, our newly acquired manufacturer of portable liquid storage tank containers, completed the year with positive momentum and continues to be a steady source of business referrals to Pac-Van’s leasing operations. Our strong results validate our capital investment strategy of increasing the size of our lease fleet and executing accretive acquisitions in the attractive container asset class.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “In addition to our record financial results, we are also pleased to have successfully raised additional equity capital during the year. First, with the completion of our $40 million preferred stock offering, and second, with over $8 million in net proceeds from exercises of warrants that were part of our 2010 rights offering. This new capital strengthens our balance sheet and provides flexibility to continue to pursue our growth strategy.”

Fourth Quarter 2013 Operating Summary

Royal Wolf
Royal Wolf’s revenues for the fourth quarter of fiscal year 2013 totaled $38.6 million, compared with $37.4 million for the fourth quarter of fiscal year 2012, an increase of 3%. On a local currency basis, revenues increased by 5%. The increase in revenues was driven primarily by growth in the mining sector, where Royal Wolf continues to gain traction with its portable buildings product offerings.  Adjusted EBITDA for the fourth quarter of 2013 was $11.0 million, compared with $10.1 million for the year-ago quarter, an increase of approximately 9%.

Pac-Van
Pac-Van’s revenues for the fourth quarter of fiscal year 2013 totaled $20.2 million, compared with $17.8 million for the fourth quarter of fiscal year 2012, an increase of approximately 13%. Pac-Van’s leasing revenues increased 23% over the year-ago quarter and were driven by improved demand across most sectors, particularly in commercial, construction, industrial and mining and energy.  Adjusted EBITDA for the fourth quarter of fiscal year 2013 was $3.9 million, compared with $2.9 million for the year-ago quarter, an increase of over 35%.  An approximate 20% increase in the average number of units on lease and overall improved lease rates contributed to the increased adjusted EBITDA.

Southern Frac
On October 1, 2012, the Company acquired 90% of Southern Frac. Revenues generated from external customers for the fourth quarter of fiscal year 2013 totaled $6.1 million.  Not included in this amount were intercompany revenues of $7.3 million from portable liquid tank containers sold to Pac-Van and eliminated in the Company’s consolidated results.  On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was $0.8 million for the quarter.

Fiscal Year 2013 Operating Summary

Royal Wolf
Royal Wolf’s revenues for the fiscal year 2013 totaled $153.3 million, compared with $142.0 million in the prior year, an increase of 8%. The increase in revenue was primarily driven by increased demand from the mining, defense and consumer sectors. On a local currency basis, revenues increased by 9%. Adjusted EBITDA increased 16% for the fiscal year 2013 to $43.1 million from $37.3 million in the prior year. Higher revenues, a higher percentage of leasing revenues and a shift towards higher margin products contributed to the increased adjusted EBITDA.

Pac-Van
Pac-Van’s revenues for the fiscal year 2013 totaled $73.1 million, compared with $70.2 million in the prior year, an increase of 4%. Pac-Van’s leasing revenues increased by 19% over the prior fiscal year and were primarily driven by improved demand across most sectors, with a slight reduction in the government and education sectors. Adjusted EBITDA for the fiscal year 2013 increased 24% to $14.8 million from $11.9 million in the prior year.

Southern Frac
Revenues generated from external customers for the fiscal year 2013 totaled $19.1 million.  Not included in this amount were intercompany revenues of $12.5 million from portable liquid tank containers sold to Pac-Van and eliminated in the Company’s consolidated results.  On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was $1.3 million for the nine months of fiscal year 2013 that Southern Frac’s results were included in the Company’s consolidated results. Included in these results were one-time purchase and acquisition-related costs of approximately $0.3 million.

Balance Sheet Overview

At June 30, 2013, the Company had total debt of $163.0 million and cash and cash equivalents of $6.3 million, compared with $174.1 million and $7.1 million at June 30, 2012, respectively. For the fiscal year 2013, the Company generated cash from operating activities of $34.9 million and invested a net $47.6 million in the lease fleet. This compares to $15.2 million of cash from operating activities and $45.4 million in net fleet investment in fiscal year 2012.

Inventories were $31.9 million at June 30, 2013, including $5.2 million at Southern Frac, an increase from $31.2 million at June 30, 2012. Days sales outstanding in receivables were 44 and 50 days for Royal Wolf and Pac-Van, respectively, compared to 41 and 51 days, respectively, at June 30, 2012; and 41 days for Southern Frac at June 30, 2013.

On May 17, 2013, the Company completed a public offering of 350,000 shares of a 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $100.00 per share, and on May 24, 2013, the underwriters exercised their overallotment option to purchase an additional 50,000 shares. Net proceeds from the offering totaled $37.5 million, after deducting the underwriting discount and other offering costs.

During the fourth quarter, the Company issued over 2,000,000 shares of common stock pursuant to the exercise of warrants issued as part of the Company’s June 2010 rights offering.   Holders of the warrants were entitled to purchase one share of common stock for every two warrants held at an exercise price of $4.00 per share.  At June 25, 2013, the expiration date of the warrants, over 97% of the warrants were exercised resulting in the Company receiving net proceeds of over $8,000,000.

$44.0 million of the proceeds received in the above two equity capital events were used to reduce indebtedness at Pac-Van, strengthening its balance sheet and providing it ample flexibility to continue to pursue its growth strategy, which would include the acquisition of businesses and lease fleet. At June 30, 2013, Pac-Van had $50.3 million of availability under its $120 million credit facility.

As of June 30, 2013, General Finance owned over 50% of Royal Wolf’s total shares outstanding.  The value of these shares is approximately $156 million, or $6.41 per outstanding GFN common share, based on Royal Wolf’s September 6, 2013 closing price of A$3.41 and an AUD/USD exchange rate of 0.91.

Outlook

The Board of Directors of Royal Wolf has not provided specific financial guidance for fiscal year 2014.
However, Australian analysts covering Royal Wolf have published revenue estimates ranging between A$164 million to A$178 million and a consensus estimate for a double digit increase in adjusted EBITDA in fiscal year 2014 from fiscal year 2013.

Management expects improved revenues and adjusted EBITDA at Pac-Van and Southern Frac for fiscal year 2014 as compared with fiscal 2013.

Overall, assuming the Australian dollar averages 0.90 versus the U.S. dollar, management is comfortable that consolidated revenues for fiscal year 2014 will be in the range of $270 million to $280 million and that consolidated adjusted EBITDA will increase 10% to 13% in fiscal year 2014 from fiscal year 2013.

Conference Call Details
Management will host a conference call today at 8:30 a.m. PDT (11:30 a.m. EDT), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 36634799. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through September 23, 2013 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international), using conference ID number 36634799.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s principal operating subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (www.southernfrac.com), a domestic manufacturer of portable liquid storage tank containers.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-478-2700 ext. 29
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended June 30,
	2012	2013
Revenues
Sales:
Lease inventories and fleet	$28,435	$27,983
Manufactured units	—	6,099
	28,435	34,082
Leasing	26,750	30,885
	55,185	64,967

Costs and expenses
Cost of Sales:
Lease inventories and fleet (exclusive of the items shown separately below)	20,721	19,905
Manufactured units	—	5,828
Direct costs of leasing operations	10,831	12,116
Selling and general expenses	12,045	14,661
Depreciation and amortization	4,780	5,656

Operating income	6,808	6,801

Interest income	16	15
Interest expense	(3,843)	(2,365)
Foreign currency exchange gain (loss) and other	(456)	445
	(4,283)	(1,905)

Income before provision for income taxes	2,525	4,896

Provision for income taxes	959	2,604

Net income	1,566	2,292

Preferred stock dividends	(44)	(23)
Noncontrolling interest	(1,358)	(2,113)

Net income attributable to common stockholders	$164	$156

Net income per common share:
Basic	$0.01	$0.01
Diluted	0.01	0.01

Weighted average shares outstanding:
Basic	22,013,720	22,619,553
Diluted	22,303,809	23,095,120

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended June 30,
	2012	2013
Revenues
Sales:
Lease inventories and fleet	$108,341	$103,003
Manufactured units	—	19,140
	108,341	122,143
Leasing	103,898	123,400
	212,239	245,543

Costs and expenses
Cost of Sales:
Lease inventories and fleet (exclusive of the items shown separately below)	79,618	75,135
Manufactured units	—	17,933
Direct costs of leasing operations	41,585	46,755
Selling and general expenses	45,867	54,418
Depreciation and amortization	18,924	21,811

Operating income	26,245	29,491

Interest income	157	58
Interest expense	(12,743)	(10,969)
Foreign currency exchange gain and other	443	1,028
	(12,143)	(9,883)

Income before provision for income taxes	14,102	19,608

Provision for income taxes	5,360	8,195

Net income	8,742	11,413

Preferred stock dividends	(177)	(153)
Noncontrolling interest	(6,129)	(7,715)

Net income attributable to common stockholders	$2,436	$3,545

Net income per common share:
Basic	$0.11	$0.16
Diluted	0.11	0.16

Weighted average shares outstanding:
Basic	22,013,401	22,160,101
Diluted	22,299,625	22,633,702

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2012	June 30, 2013
Assets
Cash and cash equivalents	$7,085	$6,278
Trade and other receivables, net	35,443	34,360
Inventories	31,206	31,858
Prepaid expenses and other	5,029	5,571
Property, plant and equipment, net	12,732	19,840
Lease fleet, net	259,458	290,165
Goodwill	68,449	68,692
Other intangible assets, net	18,158	16,402
Total assets	$437,560	$473,166

Liabilities
Trade payables and accrued liabilities	$35,964	$32,238
Income taxes payable	593	496
Unearned revenue and advance payments	12,151	15,764
Senior and other debt	174,092	162,951
Deferred tax liabilities	20,763	27,576
Total liabilities	243,563	239,025

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 26,000 and 400,100 shares issued and outstanding (in series)	1,395	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 22,019,965 and 24,330,257 shares issued and outstanding at June 30, 2012 and 2013, respectively	2	2
Additional paid-in capital	112,865	120,146
Accumulated other comprehensive income (loss)	5,809	(906)
Accumulated deficit	(22,877)	(19,179)
Total General Finance Corporation stockholders’ equity	97,194	140,163
Equity of noncontrolling interests	96,803	93,978
Total equity	193,997	234,141
Total liabilities and equity	$437,560	$473,166

Explanation and Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following table shows our adjusted EBITDA and the reconciliation from net income on a consolidated basis (in thousands):

	Quarter Ended June 30,		Year Ended June 30,
	2012	2013	2012	2013
Net income	$1,566	$2,292	$8,742	$11,413
Add (deduct) —
Provision for income taxes	959	2,604	5,360	8,195
Foreign currency exchange loss (gain) and other	456	(445)	(443)	(1,028)
Interest expense	3,843	2,365	12,743	10,969
Interest income	(16)	(15)	(157)	(58)
Depreciation and amortization	4,780	5,835	18,924	22,241
Share-based compensation expense	247	348	901	1,316
Adjusted EBITDA	$11,835	$12,984	$46,070	$53,048

The following tables show our adjusted EBITDA and the reconciliation from operating income for our operating units (in thousands):

	Quarter Ended June 30, 2012			Quarter Ended June 30, 2013
	Pac-Van	Royal Wolf	Corporate and Intercompany Adjustments	Pac-Van	Royal Wolf	Southern Frac	Corporate and Intercompany Adjustments
Operating income	$1,363	$6,755	$(1,310)	$2,165	$6,940	$539	$(1,813)
Add (deduct) -
Depreciation and amortization	1,482	3,294	4	1,694	3,879	262	—
Share-based compensation expense	49	90	108	76	152	18	102
Adjusted EBITDA	$2,894	$10,139	$(1,198)	$3,935	$10,971	$819	$(1,711)
Intercompany adjustments			$—				$(1,030)

	Year Ended June 30, 2012			Year Ended June 30, 2013
	Pac-Van	Royal Wolf	Corporate and Intercompany Adjustments	Pac-Van	Royal Wolf	Southern Frac	Corporate and Intercompany Adjustments
Operating income	$5,881	$23,909	$(3,545)	$8,403	$27,127	$607	$(4,726)
Add (deduct) -
Depreciation and amortization	5,789	13,119	16	6,154	15,396	681	10
Share-based compensation expense	197	290	414	259	582	28	447
Adjusted EBITDA	$11,867	$37,318	$(3,115)	$14,816	$43,105	$1,316	$(4,269)
Intercompany adjustments			$—				$(1,920)